Press Release

Excelerate Energy Advances Growth Strategy with Acquisition of Jamaica Downstream LNG and Power Infrastructure Business from New Fortress Energy

Addition of Complementary, Fully Integrated Downstream LNG and Power Platform Establishes Excelerate as the Key Provider of “Last-Mile” LNG Infrastructure in a Desirable Atlantic Basin Natural Gas Market

Assets and Operations Generate Stable Cash Flows Supported by Attractive Long-Term Contracts with High-Quality Counterparties and Pipeline of Potential Growth Opportunities

Acquisition Is Immediately Accretive to Earnings per Share and Enhances Operating Cash Flow

THE WOODLANDS, TX, March 27, 2025 – Excelerate Energy, Inc. (NYSE: EE) (“Excelerate” or the “Company”) today announced that it has entered into a definitive agreement with New Fortress Energy Inc. (“NFE”) (NASDAQ: NFE) under which Excelerate will acquire NFE’s business in Jamaica for $1.055 billion in cash.

Under the terms of the agreement, Excelerate will acquire the assets and operations of the Montego Bay LNG Terminal, the Old Harbour LNG Terminal, and the Clarendon combined heat and power (“CHP”) co-generation plant. Excelerate expects to assume all material contracts currently in place.

“This transaction represents an important milestone in the execution of Excelerate’s downstream growth strategy. It will expand and diversify our platform, while positioning Excelerate as the key provider of essential LNG import infrastructure in a desirable and growing Atlantic basin natural gas market,” said Steven Kobos, President and Chief Executive Officer of Excelerate. “These assets complement our existing operational expertise and our long-term LNG supply agreements, while offering the potential for future growth opportunities as natural gas becomes an increasingly essential part of Jamaica's energy mix.”

Kobos continued, “Importantly, this transaction also enhances our financial profile, providing predictable, long-term cash flows at stable margins with a weighted average remaining contract duration of approximately 21 years including contract extensions. We are confident the addition of this Jamaica platform will deliver significant value for our shareholders, while building on our commitment to providing cleaner and more affordable natural gas to countries across the globe.”

Compelling Strategic and Financial Benefits

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Fully Integrated Downstream LNG and Power Infrastructure with High Barriers to Entry: This strategic acquisition adds downstream and “last-mile” infrastructure to complement and diversify Excelerate’s existing portfolio:
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Differentiated position as Jamaica’s sole LNG platform with first-mover advantage, benefitting from years of invested capital and history serving industrial customers and the Jamaica Power System, including one of the country’s largest gas-fired power plants
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Assets include Jamaica’s only two LNG terminals, serving power plants and industrial customers, as well as Jamaica’s only combined heat and power co-generation plant

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Long-Term Contracted Assets with High-Quality Customers: Infrastructure-like contract profile with stable margins, attractive long-term offtake tenor and robust recontracting opportunities:
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86% of contracted revenue was Take-or-Pay as of December 31, 2024, with a weighted average remaining tenor of approximately 13 years, representing approximately $2.9 billion of cumulative Take-or-Pay direct margin 2025 through 2039
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Long-term, Excelerate plans to use its own Venture Global LNG supply which is well-matched with customer offtake commitments, minimizing commodity risk
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High-quality customers, with a weighted average credit rating of A3 / A-

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Provider of “Last-Mile” LNG Infrastructure in a Desirable Atlantic Basin Natural Gas Market: Jamaica business strengthens Excelerate’s competitive position, expanding on its core FSRU terminal services and gas supply businesses in a growth market:
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Diversifies Excelerate’s geographic and operational exposure with position in a highly attractive Atlantic basin market with access to abundant, nearby US Gulf Coast LNG supply sources
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Aligns Excelerate’s 20-year Venture Global LNG supply agreement for 0.7 MTPA with the approximately 13-year weighted average contract length, or 21-year average contract length including extensions, for the Jamaica assets
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Extends Excelerate’s position as a trusted partner for sovereign governments and major LNG producers around the world

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Pipeline of Potential Organic Growth Opportunities: The acquisition offers opportunities to expand in Jamaica, leveraging existing infrastructure, including:
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LNG Bunkering: Use of existing infrastructure and assets provides opportunity to provide LNG bunkering services in a high-traffic location with strong demand, benefitting from the trend of container and cruise vessels increasingly utilizing the Caribbean as a bunkering destination
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Expansion of the Clarendon CHP Plant: Opportunity to double the generation capacity of the CHP plant, providing valuable baseload power to meet anticipated growth of electricity demand in Jamaica
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Incremental Gas Supply: Ability to continue to grow LNG fuel supply for Jamaica’s industrial base, benefitting from the anticipated continued shift away from oil as natural gas becomes an increasingly essential part of Jamaica's energy mix

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Enhanced Pro Forma Operational and Financial Profile: Acquisition has attractive economics and furthers Excelerate’s goal of diversifying the geographic footprint of its asset portfolio:
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Transaction is expected to be immediately accretive to earnings per share
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Provides predictable long-term operating cash flows

Transaction Details

The cash purchase price of $1.055 billion represents a multiple of approximately 9x the Jamaica business’ 2025E adjusted EBITDA. Excelerate intends to fund the transaction using a combination of permanent financing and cash-on-hand. Excelerate has backstopped the financing with an $850 million fully committed bridge facility.

Timing and Approvals

The transaction was unanimously approved by the Excelerate and NFE Boards of Directors and is expected to close as early as the second quarter of 2025, subject to regulatory approvals and the satisfaction of other customary closing conditions.

Advisors

Evercore is serving as financial advisor and Gibson, Dunn & Crutcher LLP as legal advisor to Excelerate.

Barclays Bank PLC (“Barclays”), Wells Fargo Bank, N.A., Crédit Agricole Corporate and Investment Bank, DNB Bank ASA, Sumitomo Mitsui Banking Corporation, Inc., BNP Paribas S.A., Morgan Stanley, and Nordea Bank Abp, New York Branch are providing committed bridge financing for the transaction. Barclays is leading the committed financing and Simpson Thacher & Bartlett LLP is serving as legal advisor.

Investor Conference Call and Webcast

The Excelerate management team will host a conference call for investors and analysts at 7:30AM CST on March 27, 2025. Investors are invited to access a live webcast of the conference call via the Investor Relations page on the Company’s website at www.excelerateenergy.com. An archived replay of the call and a copy of the investor presentation will be on the website following the call.

About Excelerate Energy

Excelerate Energy, Inc. is a U.S.-based LNG company located in The Woodlands, Texas. Excelerate is changing the way the world accesses cleaner forms of energy by providing integrated services along the LNG value chain with the objective of delivering rapid-to-market and reliable LNG solutions to customers. The Company offers a full range of services across the LNG value chain. Excelerate has a presence in Abu Dhabi, Antwerp, Boston, Buenos Aires, Chattogram, Dhaka, Doha, Dubai, Hanoi, Helsinki, London, Rio de Janeiro, Singapore, and Washington, DC. For more information, please visit www.excelerateenergy.com.

Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about Excelerate Energy, Inc. (“Excelerate,” and together with its subsidiaries “we,” “us,” “our” or the “Company”) and our industry that involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this press release, including, without limitation, statements regarding our future results of operations or financial condition, business strategy and plans, expansion plans and strategy, economic conditions, both generally and in particular in the regions in which we operate or plan to operate, objectives of management for future operations, expected benefits of the pending acquisition, including its effects on our average contract life, take-or-pay margin, and organic growth opportunities, and expected timing of closing of the proposed acquisition, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “consider,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “plan,” “potential,” “predict,” “project,” “shall,” “should,” “target,” “will,” or “would,” or the negative of these words or other similar terms or expressions.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including, but not limited to, the following: the price and availability of financing, our ability to fund and close the acquisition, the anticipated timing and terms of the pending acquisition, our ability to realize the anticipated benefits of the pending acquisition, our ability to manage the risks of the pending acquisition, unplanned issues, including time delays, unforeseen expenses, cost inflation, materials or labor shortages, which could result in delayed receipt of payment or existing or anticipated project cancellations; the competitive market for liquified natural gas (“LNG”) regasification services; changes in the supply of and demand for and price of LNG and natural gas and LNG regasification capacity; our need for substantial expenditures to maintain and replace, over the long-term, the operating capacity of our assets; our operations outside of the United States are subject to varying degrees of political, legal and economic risk; our ability to obtain and maintain approvals and permits from governmental and regulatory agencies with respect to the design, construction and operation of our facilities and provision of our services; our ability to access financing on favorable terms; our debt level and finance lease liabilities, which may limit our flexibility in obtaining additional financing, or refinancing credit facilities upon maturity; our financing agreements, which include financial restrictions and covenants and are secured by certain of our vessels; our ability to enter into or extend contracts with customers and our customers’ failure to perform their contractual obligations; our ability to purchase or receive physical delivery of LNG in sufficient quantities to satisfy our delivery and sales obligations under gas sales agreements and/or LNG sales agreements or at attractive prices; our ability to maintain relationships with our existing suppliers, source new suppliers for LNG and critical components of our projects and complete building out our supply chain; risks associated with conducting business in foreign countries, including political, legal, and economic risk; the technical complexity of our floating storage and regasification units (“FSRUs”) and LNG import terminals and related operational problems; the risks inherent in operating our FSRUs and other LNG infrastructure assets; customer termination rights in our contracts; adverse effects on our operations due to disruption of third-party facilities; infrastructure constraints and community and political group resistance to existing and new LNG and natural gas infrastructure over concerns about the environment, safety and terrorism; acts of terrorism, war or political or civil unrest; compliance with various international treaties and conventions and national and local environmental, health, safety and maritime conduct laws that affect our operations; our ability to pay dividends on our Class A common stock; and other risks, uncertainties and factors set forth in any of our filings with the Securities and Exchange Commission (the "SEC"). These risks and uncertainties are described more fully in our other filings with the SEC, including our most recent Annual Report on Form 10-K. All forward-looking statements are based on assumptions or judgments about future events that may or may not be correct or necessarily take place and that are by their nature subject to significant uncertainties and contingencies, many of which are outside the control of Excelerate. The occurrence of any such factors, events or circumstances would significantly alter the results set forth in these statements.

Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. For example, the current global economic uncertainty and geopolitical climate, including international wars and conflicts, and world or regional health events, including pandemics and epidemics and governmental and third-party responses thereto, may give rise to risks that are currently unknown or amplify the risks associated with many of the foregoing events or factors. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this press release. While we believe that the statements provided herein are supported by information obtained in a reasonable manner, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

Excelerate Energy Contacts

Investors

Craig Hicks

Craig.Hicks@excelerateenergy.com

Media

media@excelerateenergy.com

or

Stephen Pettibone / Frances Jeter

FGS Global

Excelerate@fgsglobal.com